Exhibit 23.1
Consent of the Independent Registered Public Accounting Firm
HearUSA Inc.
West Palm Beach, Florida
We hereby consent to the incorporation by reference in the Prospectus constituting a part of this Registration Statement on Form S-3 (File No. 333-128605) of our report dated February 1, 2005, except for the June 2005 disposition as discussed in Note 18, which is as of October 8, 2005, relating to the consolidated financial statements of HearUSA, Inc. appearing in the Company’ Report on Form 8-K filed on October 27, 2005. In addition, we consent to the incorporation by reference in the Prospectus constituting a part of this Registration Statement on Form S-3 of our report dated February 1, 2005 relating to the consolidated financial statements and schedule of HearUSA, Inc. appearing in the Company’s Annual Report on Form 10-K for the year ended December 25, 2004.
We also consent to the reference to us under the caption “Experts” in the Prospectus.

West Palm Beach, Florida	BDO Seidman, LLP
October 31, 2005